Exhibit 99.1

FOR IMMEDIATE RELEASE

Procera Networks Announces Second Quarter 2012 Financial Results

Fremont, Calif., August 2, 2012 – Procera Networks, Inc. (NASDAQ: PKT), the intelligent policy enforcement company, today reported financial results for its second quarter ended June 30, 2012.

Second Quarter 2012 Highlights
•	Revenue of $14.7 million, up 52% from Q2 2011
•	Bookings of $14.2 million, up 47% from Q2 2011
•	Added 16 new service provider customers
•	Received 23 follow-on orders from service provider customers
•	Won three new Tier 1 customers and received seven follow-on orders from existing Tier 1 customers
•	Signed new large US fixed-line service provider with initial $4.2 million order
•	Support revenue of $2.8 million, up 101% from Q2 2011
•	19 direct Tier-1 trials ongoing or planned over the next 60 days
•	Received 27 new higher education product orders
•	Gross margin of 63%, compared to 62% in Q2 2011
•	Net income of $766,000, compared to net income of $181,000 in Q2 2011
•	Non-GAAP net income of $1.4 million, compared to non-GAAP net income of $595,000 in Q2 2011
•	Generated $2.4 million of cash flow from operations in Q2 2012
•	Cash, cash equivalents and short term investments of $131.6 million at June 30, 2012

Financial Guidance
Procera is increasing its annual revenue guidance for 2012 to 40% revenue growth year-over-year, or expected revenue of approximately $62 million for the year ending December 31, 2012.

“Our strong performance this quarter reflects strong global demand for our products across all of our customer segments, including wireless, wireline and cable,” said James Brear, president and CEO of Procera Networks. “This balance in demand is further indication that service providers from all segments recognize the value of our real-time analytics and reporting solutions that enable them to improve subscriber satisfaction and generate additional revenue opportunities via personalized service plans. We expect to gain share in this growing market with our leading Deep Packet Inspection technology and continue to have good visibility into our pipeline, giving us confidence about our future performance and increased revenue guidance.

Procera Networks Inc. • 4121 Clipper Court, Fremont, CA 94538
Tel: (510) 230-2777 • Fax: (510) 656-1355 • www.proceranetworks.com

“During the quarter, we introduced two significant new product offerings that mark our entry into the large and growing Application Delivery market. We expect these products to begin Beta trials with several carriers this month, and are excited about this increased market opportunity.”

Second Quarter 2012 Financial Results
Revenue for the second quarter of 2012 was $14.7 million, up 52% from revenue of $9.7 million in the second quarter of 2011.

Net income for the second quarter of 2012 was $766,000, or $0.04 per diluted share, compared to net income of $181,000, or $0.01 per diluted share, in the second quarter of 2011.

Non-GAAP net income for the second quarter of 2012 was $1.4 million, or $0.08 per diluted share, compared to non-GAAP net income of $595,000, or $0.05 per diluted share, in the second quarter of 2011. For an explanation of non-GAAP financial measures used in this release, and reconciliation to comparable GAAP measures, please refer to the Use of Non-GAAP Financial Information below.

Conference Call Information
Procera Networks, Inc. will host a conference call at 4:30 p.m. Eastern Time today, August 2, 2012 to discuss its financial results for its 2012 second quarter ended June 30, 2012. Interested parties can access the live call by dialing 877-941-2068 or 480-629-9712 (International) and request the “Procera” call. A replay of the call will be available approximately one hour following the end of the call through 11:59 p.m. ET on Thursday, August 9, 2012, by dialing 800-406-7325 and entering the replay code of 4549033#. To access the replay from international locations, dial 303-590-3030 using the same passcode. An archive of the conference call will be available on the Quarterly Results and Events section of the Procera Networks’ Investor Relations Web site at www.proceranetworks.com/investors.

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements related to Procera Networks, Inc., including statements relating to our expectations for revenue and revenue growth for 2012, the market and increasing our market share, our ability to grow in new geographic markets, our new product offerings and our ability to successfully close new business within our pipeline of sales opportunity. Any statements in this release that are not historical or current facts are forward-looking statements. All forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, without limitation, risks and uncertainties related to the acceptance and adoption of our products; our ability to service and upgrade our products; lengthy sales cycles and lab and field trial delays by service providers; our dependence on a limited product line; our dependence on key employees; our ability to compete in our industry with companies that are significantly larger and have greater resources; our ability to protect our intellectual property rights in a global market; our ability to manufacture product quickly enough to meet potential demand; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission. More information about these and other risks that may impact Procera Networks’ business are described in the "Risk Factors" section of our Form 10-K filed for the year ended December 31, 2011, our Form 10-Q filed for the quarter ended March 31, 2012, and other reports filed with the SEC, which are available free of charge on the SEC's website at http://www.sec.gov or on our website at http://www.proceranetworks.com. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we undertake no obligation to update, amend or clarify any forward-looking statement for any reason.

Procera Networks, Inc. • 4121 Clipper Court, Fremont, CA 94538
Tel: (510) 230-2777 • Fax: (510) 656-1355 • www.proceranetworks.com

Use of Non-GAAP Financial Information
Procera’s management believes that certain non-GAAP financial measures, when taken together with the corresponding consolidated GAAP measures, provide incremental insight into the underlying factors and trends affecting both Procera’s performance and its cash generating potential. Management believes these non-GAAP measures increase the transparency of the company’s current results and enable investors to more fully understand trends in its current and future performance.

Thus, in addition to the financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures that we believe are helpful in understanding our financial performance. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, "GAAP to Non-GAAP Reconciliations." Management regularly uses these supplemental non-GAAP financial measures internally to understand and manage our business and forecast future periods. Our non-GAAP financial measures include adjustments for stock-based compensation expenses and business development expenses: we have excluded the effect of stock-based compensation and the cost of outside professional services for negotiating and performing legal, accounting and tax due diligence for potential mergers, acquisitions and other significant partnership arrangements from our non-GAAP gross profit, operating expenses and net income measures. Although stock-based compensation is a key incentive offered to our employees and consultants, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods. Business development expenses are necessary as part of certain growth strategies, such as through mergers and acquisitions and will occur when such transactions are pursued.

The non-GAAP financial measures are not consistent with GAAP because they do not fully reflect all expenses. The above-mentioned non-GAAP measures are generated by adjusting the related GAAP measures solely to reverse the effect of the above mentioned expenses. The Company uses these financial measures to provide additional insight into current operating and business trends not readily apparent from the GAAP results.

Management believes users of Procera’s financial statements will benefit from greater transparency in referring to these non-GAAP financial measures when assessing the Company’s operating results, as well as when forecasting and analyzing future periods. However, management recognizes that:

•	these non-GAAP financial measures are limited in their usefulness and should be considered only as a supplement to the Company’s GAAP financial measures;
•	these non-GAAP financial measures should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP;
•	these non-GAAP financial measures should not be considered in isolation from, or as a substitute for, the Company’s GAAP financial measures;
•	these non-GAAP financial measures should not be considered to be superior to the Company’s GAAP financial measures;
•
these non-GAAP financial measures were not prepared in accordance with GAAP and investors should not assume that the non-GAAP financial measures presented in this earnings release were prepared under a comprehensive set of rules or principles; and

•	management intends to continue to track and present these non-GAAP financial measures for future periods.

Further, these non-GAAP financial measures may be unique to Procera, as they may be different from non-GAAP financial measures used by other companies. As such, this presentation of non-GAAP financial measures may not enhance the comparability of the Company’s results to the results of other companies.

A reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure or measures appears at the end of this press release.

Procera Networks, Inc. • 4121 Clipper Court, Fremont, CA 94538
Tel: (510) 230-2777 • Fax: (510) 656-1355 • www.proceranetworks.com

About Procera Networks, Inc.
Procera Networks Inc. (NASDAQ: PKT) delivers Intelligent Policy Enforcement (IPE) solutions designed for carriers, service providers and high-end enterprises to enable proactive quality management; innovative service creation and delivery; detailed business analytics on network utilization and bandwidth consumption; and mitigate security threats. Procera's PacketLogic solutions deliver superior performance, scalability, and functionality to allow personalized services for millions of subscribers as part of the 3GPP Policy and Charging Control architecture. For more information, visit http://www.proceranetworks.com.

Investor Relations Contact
Charles Messman or Todd Kehrli, MKR Group Inc., 323-468-2300, pkt@mkr-group.com

Press Contact
Fran Lowe, Engage PR, 510-748-8200 x225, flowe@engagepr.com

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Procera Networks, Inc. • 4121 Clipper Court, Fremont, CA 94538
Tel: (510) 230-2777 • Fax: (510) 656-1355 • www.proceranetworks.com

Procera Networks, Inc.
Condensed Consolidated Statements of Operations
Unaudited
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Sales:
Product sales	$11,863	$8,263	$21,692	$13,878
Support sales	2,802	1,393	5,305	2,701
Total sales	14,665	9,656	26,997	16,579
Cost of sales:
Product cost of sales	5,171	3,564	8,619	6,147
Support cost of sales	247	125	469	261
Total cost of sales	5,418	3,689	9,088	6,408

Gross profit	9,247	5,967	17,909	10,171
	63.1%	61.8%	66.3%	61.3%
Operating expenses:
Research and development	1,791	1,241	3,482	2,279
Sales and marketing	4,474	3,143	8,480	5,208
General and administrative	2,078	1,313	4,437	2,589
Total operating expenses	8,343	5,697	16,399	10,076

Income from operations	904	270	1,510	95

Interest and other income (expense), net	(54)	(34)	(53)	(65)

Income before income taxes	850	236	1,457	30
Income tax provision	84	55	112	79
Net income (loss)	$766	$181	$1,345	$(49)

Net income (loss) per share - basic	$0.04	$0.02	$0.08	$0.00
Net income (loss) per share - diluted	$0.04	$0.01	$0.08	$0.00

Shares used in computing net income (loss) per share:
Basic	17,992	11,827	16,276	11,545
Diluted	18,510	12,123	16,797	11,545

Procera Networks, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	June 30, 2012	December 31, 2011
ASSETS
Current Assets:
Cash and cash equivalents	$72,893	$23,900
Short-term investments	58,683	13,504
Accounts receivable, net of allowance	9,342	11,403
Inventories, net	6,741	7,625
Prepaid expenses and other	1,396	938
Total current assets	149,055	57,370

Property and equipment, net	2,147	1,806
Goodwill	960	960
Other non-current assets	20	20
Total assets	$152,182	$60,156

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,115	$3,366
Deferred revenue	5,585	5,505
Accrued liabilities	4,678	3,845
Total current liabilities	12,378	12,716

Non-current liabilities:
Deferred revenue	930	873
Total liabilities	13,308	13,589

Commitments and contingencies		-

Stockholders' equity:
Common stock	19	15
Additional paid-in capital	196,257	105,205
Accumulated other comprehensive loss	(484)	(390)
Accumulated deficit	(56,918)	(58,263)
Total stockholders' equity	138,874	46,567

Total liabilities and stockholders' equity	$152,182	$60,156

Procera Networks, Inc.
GAAP to Non-GAAP Reconciliation; and Supplemental Financial Information
Unaudited
(in thousands, except per share data)

	Three Months Ended
	June 30, 2012	March 31, 2012	June 30, 2011

Sales - U.S. GAAP as reported	$14,665	$12,332	$9,656

Reconciliation of Gross Profit:
U.S. GAAP as reported	$9,247	$8,663	$5,967
As a percentage of sales	63.1%	70.2%	61.8%
Adjustment:
Stock-based compensation (1)	30	34	27
As Adjusted	$9,277	$8,697	$5,994
As a percentage of sales	63.3%	70.5%	62.1%

Reconciliation of Operating Expense:
U.S. GAAP as reported	$8,343	$8,057	$5,697
Adjustment:
Stock-based compensation (1)	631	677	387
Business development expenses (2)	-	646	-
As Adjusted	$7,712	$6,734	$5,310

Reconciliation of Net Income:
U.S. GAAP as reported	$766	$579	$181
Adjustment:
Stock-based compensation (1)	661	711	414
Business development expenses (2)	-	646	-
As Adjusted	$1,427	$1,936	$595

Reconciliation of Diluted Net Income Per Share:
U.S. GAAP as reported	$0.04	$0.04	$0.01
Adjustment:
Stock-based compensation (1)	0.04	0.05	0.03
Business development expenses (2)	-	0.04	-
As Adjusted	$0.08	$0.13	$0.05

Shares used in computing diluted net income per share	18,510	15,064	12,164

(1)	Stock-based compensation expense is calculated in accordance with the fair value recognition provisionsof Statements of Financial Accounting Standards No. 123 (R).

(2)
Business development expenses include the cost of outside professional services for negotiating and performing legal,accounting and tax due diligence for potential mergers, acquisitions and other significant partnership arrangements.